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                                     [LETTERHEAD]


                           CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Renaissance Golf Products, Inc.
Draper, Utah

We hereby consent to the use of our audit report dated April 14, 1999 in this Form 10KSB of Renaissance Golf Products, Inc. for the year ended December 31, 1998, which is part of this Form 10KSB and all references to our firm included in this Form 10KSB.

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
April 14, 1999